                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  November 20, 1997



                           ITC LEARNING CORPORATION
              (FORMERLY KNOWN AS INDUSTRIAL TRAINING CORPORATION)
            (Exact name of registrant as specified in its charter)



        MARYLAND                      0-13741                  52-1078263
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
      of incorporation)                                  Identification Number)


                         13515 DULLES TECHNOLOGY DRIVE
                          HERNDON, VIRGINIA 20171-3413
                    (Address of principal executive offices)


      Registrant's telephone number, including area code:  (703) 713-3335


                                      NONE
            (Former name and address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 20, 1997, ITC Learning Corporation (the "Registrant" or "ITC") entered into a Stock Purchase Agreement (the "Agreement") to sell all of the shares of stock of ITC's wholly-owned subsidiary, Anderson Soft-Teach ("AST") to Anderson Holdings, Inc., an Illinois corporation (the "Purchaser"). Anderson Soft-Teach is a developer and marketer of multimedia PC skills training courseware located in Los Gatos, California. The sale was concluded on November 20, 1997. The consideration for the transaction was $4 million in cash and a secured promissory note in the amount of $950,000. The Purchaser is obligated to make quarterly interest payments on the promissory note at an annual interest rate of 8%, with the balance due at the end of three years. The consideration was determined through arm's length negotiations between ITC and the Purchaser.

Anderson Holdings, Inc. is headed by Bette Tomaszewicz, a twenty year training industry veteran, and a former employee and officer of ITC. As part of the Agreement, ITC agreed to repurchase 100,000 shares of ITC common stock held by Ms. Tomaszewicz at $5 per share which is equivalent to the market value of the stock when the parties first entered into negotiations. No other material relationship between the Purchaser and the Registrant, or any of its affiliates, officers and directors existed prior to the transaction.

The description of the transaction contained herein is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a)  Financial statements of business acquired.  Not applicable.

b) The following unaudited pro forma condensed consolidated financial statements are filed with this report:

     Pro Forma Condensed Consolidated Statement of Operations of ITC Learning Corporation for nine months ended September 30, 1997. As the original acquisition of AST occurred on December 31, 1996 and no results of operations pertaining to AST were included in ITC's audited Statement of Operations for the year ending December 31, 1996, a pro forma Statement of Operations is not presented for this period.

     Pro Forma Condensed Consolidated Balance Sheet of ITC Learning Corporation as of September 30, 1997.

c)  Exhibits

     2.1 Stock Purchase Agreement dated as of November 20, 1997 by and between Anderson Holdings, Inc., an Illinois corporation and ITC Learning Corporation, a Maryland corporation and the Registrant. (A list of exhibits and schedules to the Stock Purchase Agreement is set forth therein. The Registrant agrees to furnish to the Commission, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.)

     99.1  Press Release of the Registrant dated November 20, 1997.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On November 20, 1997, ITC Learning Corporation ("ITC") entered into a Stock Purchase Agreement with Anderson Holdings, Inc. for the sale of the business of ITC's wholly-owned subsidiary, Anderson Soft-Teach ("AST").

Pursuant to the Agreement, ITC received $4,000,000 in cash and a secured promissory note for $950,000 in exchange for all the issued and outstanding shares of capital stock of AST and elimination of certain outstanding inter-company obligations.

The Unaudited Pro Forma Financial Statements which follow include the effects of the sale on financial position and results of operations of ITC and its remaining subsidiaries. These statements assume that AST was sold prior to January 1, 1997. The transaction is expected to result in a gain of approximately $800,000. This gain has not been included in the Pro Forma Statement of Operations.

The Pro Forma Financial Statements are presented for comparative purposes only and are not indicative of what the actual results of operations would have been had the transaction occurred as of the beginning of the respective periods nor do they purport to indicate the results which may be attained in the future.

                           ITC LEARNING CORPORATION
                       PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS

                                  (Unaudited)

                                       NINE MONTHS ENDING SEPT. 30, 1997
                                 AS REPORTED     ADJUSTMENTS       PRO FORMA
                                 ------------  ----------------   ------------
Revenues                         $16,297,834   $(3,849,795) (1)    $12,448,039
Cost of Sales                      9,844,537    (1,907,769) (1)      7,936,768
                                 -----------   -----------         -----------

Gross Profit                       6,453,297    (1,942,026)          4,511,271

Selling, general and
 administrative expenses           8,953,365    (2,086,436) (1)      6,866,929
Equity in earnings of
 affiliates                         (198,503)                         (198,503)
Interest income,
 net of expense                     (138,473)       (2,158) (1)       (140,631)
                                 -----------   -----------         -----------

Income loss, before provision
 for income taxes                 (2,163,092)      146,568          (2,016,524)

Income taxes (benefit)              (716,000)      (18,000) (2)       (734,000)
                                 -----------   -----------         -----------

 Net income (loss)               $(1,447,092)  $   164,568         $(1,282,524)
                                 ===========   ===========         ===========

  Net income (loss) per
   common share                  $     (0.37)                      $     (0.33)
                                 ===========                       ===========

 Weighted average no.
  of shares outstanding            3,897,027                         3,897,027

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(1) Eliminate results of operations for AST from January 1, 1997 through September 30, 1997.
(2)  Eliminate tax provision allocated to AST.

                            ITC LEARNING CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET

                                  (Unaudited)

                                            AS REPORTED        PRO FORMA                    PRO FORMA
                                           Sept. 30, 1997     ADJUSTMENTS                SEPT. 30, 1997
                                           --------------     -----------                ---------------
ASSETS

Current assets:
 Cash and cash equivalents                    $ 2,406,570     $ 3,222,651   (2),(3),(4)      $ 5,629,221
 Accounts receivable                            5,326,039        (998,931)        (2)          4,327,108
 Due from affiliates                              100,194                                        100,194
 Inventories                                    4,123,849        (290,193)        (2)          3,833,656
 Prepaid expenses                                 364,502         (12,858)        (2)            351,644
 Income taxes receivable                          278,595        (169,061)        (2)            109,534
 Other current assets                               7,239                                          7,239
                                              -----------                                    -----------

 Total current assets                          12,606,988       1,751,608                     14,358,596

Long-term receivable                            1,015,978                                      1,015,978

Property and equipment, net                     1,060,499        (263,751)        (2)            796,748

Capitalized program development costs, net      4,576,124        (772,376)        (2)          3,803,748
Intangible assets                               3,653,526      (1,980,978)        (2)          1,672,548
Deferred tax asset                                516,403         (18,000)        (1)            498,403
Other assets                                       42,312         920,428       (2),(3)          962,740
                                              -----------     -----------                    -----------

 Total assets                                 $23,471,830     $  (363,069)                   $23,108,761
                                              ===========     ===========                    ===========


                            ITC LEARNING CORPORATION

                                  (Unaudited)

                                                       AS REPORTED                      PRO FORMA                    PRO FORMA
                                                     SEPT. 30, 1997                    ADJUSTMENTS                 SEPT. 30, 1997
                                                     --------------                  --------------                --------------
LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
 Line of credit                                      $            0                                                $            0
 Current installments
   of long-term debt                                         34,515                                                        34,515
 Accounts payable                                         1,124,244                        (319,683)        (2)           804,561
 Due to affiliates                                          321,580                                                       321,580
 Accrued compensation
   and benefits                                             745,269                        (141,582)        (2)           603,687
 Other accrued expenses                                   1,156,199                         301,128       (2),(3)       1,457,327
 Deferred revenue                                         4,711,373                        (512,434)        (2)         4,198,939
                                                     --------------                  --------------                --------------

   Total current liabilities                              8,093,180                        (672,571)                    7,420,609

 Deferred lease obligations                                 102,829                         (29,013)        (2)            73,816
                                                     --------------                  --------------                --------------

   Total liabilities                                      8,196,009                        (701,584)                    7,494,425

Commitments

Stockholders' equity:
 Common stock, $.10 par value,
 12,000,000 shares authorized; 3,897,034
 issued and outstanding                                     389,693                                                       389,693
 Additional paid-in capital                              16,068,696                        (462,500)        (4)        15,606,196
 Note receivable from ESOP                                  (67,177)                                                      (67,177)
 Retained earnings (deficit)                             (1,070,347)                        801,015 (1),(2),(3),(4)      (269,332)
 Foreign currency translation adjustment                    (45,044)                                                      (45,044)
                                                     --------------                  --------------                --------------

   Total stockholders' equity                            15,275,821                         338,515                    15,614,336
                                                     --------------                  --------------                --------------

   Total liabilities and stockholders' equity        $   23,471,830                  $     (363,069)               $   23,108,761
                                                     ==============                  ==============                ==============


NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)  Allocate income tax benefit to subsidiary.
(2)  Eliminate AST balance sheet.
(3) Record proceeds of AST sale and resulting gain and record certain transaction costs related to sale.
(4)  Record repurchase of stock held by Purchaser.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ITC Learning Corporation
                                (Registrant)



                                By:  /s/ Christopher E. Mack
                                     -----------------------
                                     Christopher E. Mack
                                     Vice President of Finance and
                                     Administration and Treasurer



Date:  December 8, 1997

                               INDEX OF EXHIBITS


Exhibit No.       Exhibit Description

 2.1 Stock Purchase Agreement dated November 20, 1997 by and between ITC Learning Corporation, a Maryland corporation and the Registrant and Anderson Holdings, Inc., an Illinois corporation. (A list of exhibits and schedules to the Stock Purchase Agreement is set forth therein. The Registrant agrees to furnish to the Commission, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.)

99.1              Press Release of the Registrant dated November 20, 1997.